UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2008

MARKET & RESEARCH CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20769	22-3341195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Wright Street, Suite 220, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 226-4324

CABLE & CO WORLDWIDE, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On April 18, 2008, Cable & Co Worldwide, Inc. (n/k/a Market & Research Corp.) (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company to effectuate the following corporate actions: (i) a 1 for 150 reverse stock split of the Company’s issued and outstanding shares of common stock; (ii) a decrease in the number of authorized shares of the Company’s common stock from 1,500,000,000 shares to 150,000,000 shares; and (iii) changing the name of the Company to Market & Research Corp. Fractional shares will not be issued in connection with the reverse split. Instead, to facilitate the reverse split and to lower costs, Martin Licht, Executive Vice President, will transfer to any shareholder entitled to receive a fractional share in connection with the reverse split, that amount of his common stock necessary to round such fractional share amount up to a whole number. In connection therewith, the National Association of Securities Dealers Automated Quotation System (NASDAQ) notified the Company on April 21, 2008 that these corporate actions would take effect on April 22, 2008 and that the new symbol of the Company is MTRE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKET & RESEARCH CORP.

Date: April 24, 2008	By:	/s/ Gary Stein
Gary Stein
President